UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2006
GNC CORPORATION
GENERAL NUTRITION CENTERS, INC.
(Exact names of registrants as specified in their charters)

Delaware Delaware (States of incorporation)	333-116040 333-114502 (Commission File Numbers)	72-1575170 72-1575168 (IRS Employer Identification Nos.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrants’ telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05      Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
          (a)       On October 17, 2006, the Board of Directors of GNC Corporation and General Nutrition Centers, Inc. (collectively, the “Company”) approved an amendment and restatement of the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers. The Amended and Restated Code of Ethics for Directors, Executive Officers, and Senior Financial Officers expands the policy to cover directors and all executive officers of the Company. It also adds provisions to address corporate opportunities and protection and use of Company assets, clarifies certain other provisions, and expressly incorporates by reference the provisions of the Company’s Code of Ethical Business Conduct, which is applicable to all directors, officers, and employees of the Company and its direct and indirect subsidiaries.
Item 9.01      Financial Statements and Exhibits.
          (d)       Exhibits.
14.1	GNC Corporation and General Nutrition Centers, Inc. Amended and Restated Code of Ethics for Directors, Executive Officers, and Senior Financial Officers, adopted to be effective as of October 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2006

GNC CORPORATION GENERAL NUTRITION CENTERS, INC. (Registrants)

	By:	/s/ Mark L. Weintrub

Mark L. Weintrub Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

14.1	GNC Corporation and General Nutrition Centers, Inc. Amended and Restated Code of Ethics for Directors, Executive Officers, and Senior Financial Officers, adopted to be effective as of October 17, 2006.